Exhibit 10.1

REVENUE SHARING AGREEMENT AND PROMISSORY NOTE

This REVENUE SHARING AGREEMENT AND PROMISSORY NOTE (“Agreement”) is effective April 20, 2024 and signed and ratified this 10th day of June 2024, by and between Ananas Growth Ventures, a California corporation whose address is 12301 Wilshire Blvd #302, Los Angeles, CA 90025 (“AGV”), Pineapple Express Cannabis Company, a Nevada corporation whose address is 12301 Wilshire Blvd #302, Los Angeles, CA 90025 (the “Company”, and together with AGV, the “Lenders”), and Pineapple Consolidated Inc., a California corporation whose address is 12301 Wilshire Blvd. Suite 302, Los Angeles, CA 90025 (“PCI”), and together with the Lenders, the “Parties”.

Recitals:

The Lenders have agreed to pay an aggregate of Five Million U.S. Dollars ($5,000,000) to PCI within five (5) years of the effective date of this Agreement in exchange for revenue generated at seven (7) retail dispensaries in Los Angeles, California.

The Lenders will assume fifty percent (50%) of PCI’s management fee revenue related to multiple legal cannabis retail operations in Los Angeles, California, in exchange for a Five Million U.S. Dollar ($5,000,000) promissory note.

The revenue discussed herein relates to operational and to be operational retail dispensaries in Hollywood, Venice Blvd., Van Nuys, Echo Park, Ventura Blvd, Northridge, and the Beverly Grove area of Los Angeles. The Lenders will directly receive half of the management fees collected by PCI which currently amounts to ten percent (10%) of retail sales collected per location resulting in five percent (5%) of all retail sales to be received by the Lenders. In exchange for such amounts, the Lenders will issue a $5 million-dollar promissory note to PCI substantially in the form of the attached Exhibit A, bearing one percent (1%) interest per year, and payable at the Lenders’ discretion with a maturity date of April 20, 2029 (the “Note”).

Now, therefore, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

The Lenders shall lend an aggregate of Five Million U.S. Dollars ($5,000,000) by means of a promissory note to PCI within five (5) years of the effective date of this Agreement in exchange for revenue generated at seven (7) retail dispensaries in Los Angeles, California.

The Lenders shall receive fifty percent (50%) of PCI’s management fee revenue related to multiple legal cannabis retail operations in Los Angeles, California in exchange for a $5 million-dollar promissory note.

This Agreement is effective as of April 20, 2024, but was ratified by the Company’s board of directors and signed on June 10, 2024.

The revenue discussed herein relate to operational and to be operational retail dispensaries in Hollywood, Venice Blvd., Van Nuys, Echo Park, Ventura Blvd, Northridge, and the Beverly Grove area of Los Angeles. The Lenders shall directly receive half of the management fees collected by PCI, which currently amounts to ten percent (10%) of retail sales collected per location resulting in five percent (5%) of all retail sales to be received by the Lenders. In exchange for such amounts , the Lenders will issue the Note to PCI.

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The Lenders have inspected the seven (7) management agreements in question and have verified the validity of said agreements and the management fees guaranteed within those agreements.

The Lenders agree to pay all reasonable attorneys’ fees, costs of collection, costs, and expenses incurred by Holder in connection with the enforcement or collection of this Agreement. Borrowers further agree to pay all costs of suit and the sum adjudged as attorneys’ fees in any action to enforce payment of this Agreement or any part of it.

The Lenders shall make all payments called for under this Agreement to PCI in U.S. dollars via electronic check or via wire transfer as directed by PCI.

Addressee and address to which PCI is to deliver written notice of default:

Ananas Growth Ventures C/O

Pineapple Express Cannabis Co.

12301 Wilshire Blvd. #420

Los Angeles, CA 90025

AGV is to notify PCI of any address change within ten (10) business days of such change.

General Provisions:

Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Agreement.

Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law provision. If there is a lawsuit, the Parties shall submit to the jurisdiction of the courts of Los Angeles County, State of California. The terms of this Agreement shall be binding upon the Parties, and upon the Parties’ heirs, personal representatives, successors and assigns, and shall inure to the benefit of the other Parties and their respective successors and assigns. Any term of this Agreement may be amended, change, renewed, or extended but only if made expressly in writing by the Parties.

Severability. In the event, any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

Modification. This Agreement may be amended, modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the Agreement contained herein.

Counterparts. The Parties agree that this Agreement and any other documents to be delivered in connection herewith may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Authority to Execute. The individual whose signature appears below represents and warrants that he has full legal and financial authority to execute the Agreement on behalf of the Lenders or PCI, as the case may be.

Delivery of Signatures. The Parties agree to accept signatures delivered via faxing, scanning and mailed electronically, or a signature saved in a .pdf or .jpeg format inserted and saved to the signature page shall be recognized the same as handwritten ink signatures for the purposes of validity, enforceability, and admissibility.

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IN WITNESS WHEREOF, this Agreement is hereby executed by duly authorized representatives of the Parties and by their signature acknowledge acceptance and agreement of the foregoing as written, as of the dates below.

PINEAPPLE EXPRESS CANNABIS CO	PINEAPPLE CONSOLIDATED, INC.
Lender	PCI

/s/ Matthew Feinstein	/s/ Shawn Credle
Matthew Feinstein	Shawn Credle
CEO	CEO

ANANAS GROWTH VENTURES
Lender

/s/ Matthew Feinstein
Matthew Feinstein
CEO

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EXHIBIT A

PROMISSORY NOTE

$5,000,000.00	April 20, 2024

As stated in this note, for value received of $50,000.00, Ananas Growth Ventures, a wholly owned subsidiary of Pineapple Express Cannabis Company (“Maker”), promises to pay to Pineapple Consolidated, Inc. (“Holder”), the sum of Five Million U.S. Dollars ($5,000,000.00), with interest to be added to the balance owing at 1% per annum, and payable in lawful money of the United States of America.

Interest and principal shall be due and payable on April 20, 2029.

The Maker of this note and every person who assumes the obligations of this note, agrees to pay the following costs, expenses, and attorney’s fees paid or incurred by the holder of this note, or adjudged by a Court: (1) reasonable costs of collection, costs and expenses, and attorney’s fees paid or incurred in connection with the collection, enforcement or sale of this note or any part of it whether or not suit is filed; (2) costs of suit and reasonable attorney’s fees in any action to enforce payment of this note or any part of it; and (3) costs of suit and reasonable attorney’s fees in any other litigation or controversy in connection with this note.

This note, and the rights and obligations of parties to it, shall be governed by and construed and interpreted in all respects in accordance with the laws of the State of California. This note shall supersede all prior notes owed between the parties.

By:	/s/ Matthew Feinstein
Matthew Feinstein –
Chief Executive Officer
Ananas Growth Ventures

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